Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2021 Earnings; Declares Quarterly Dividend and Authorization of a $25 Million Share Repurchase Program

Indiana, PA, October 26, 2021 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2021.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Reported Results
Net income	$34,092	$29,619	$19,186	$103,481	$47,764
Diluted earnings per share	$0.36	$0.31	$0.20	$1.08	$0.49
Return on average assets	1.42%	1.26%	0.81%	1.48%	0.71%
Return on average equity	12.14%	10.82%	7.01%	12.62%	5.92%

Operating Results (non-GAAP)(1)
Core net income	$34,131	$29,777	$23,889	$103,764	$52,795
Core diluted earnings per share	$0.36	$0.31	$0.24	$1.08	$0.54
Core pre-tax pre-provision net revenue	$42,913	$42,943	$40,844	$130,903	$113,727
Provision expense	$330	$5,413	$11,212	$1,353	$49,038
Net charge-offs	$2,277	$3,927	$4,346	$9,474	$12,368
Reserve build/(release)(2)	($2,853)	$275	$6,866	($7,124)	$36,670
Core return on average assets (ROAA)	1.43%	1.26%	1.01%	1.48%	0.79%
Core pre-tax pre-provision ROAA	1.79%	1.82%	1.73%	1.87%	1.70%
Return on average tangible common equity	17.28%	15.54%	10.29%	18.08%	8.80%
Core return on average tangible common equity	17.30%	15.62%	12.72%	18.13%	9.69%
Core efficiency ratio	55.27%	53.21%	54.31%	53.90%	56.37%
Net interest margin (FTE)	3.23%	3.17%	3.11%	3.27%	3.34%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Third Quarter 2021 Highlights
•Net income of $34.1 million and diluted earnings per share totaled $0.36, an increase of $4.5 million, or $0.05 from the previous quarter and an increase of $14.9 million, or $0.16 per share from the third quarter of 2020

•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $42.9 million, which was unchanged from the prior quarter but was an increase of $2.1 million from the third quarter of 2020
•Operating leverage was positive during the first nine months of 2021
◦Core revenue(1) grew $16.6 million, or 6.1%, from the prior year
◦Core noninterest expense(1) increased $2.2 million, or 1.4%, from the prior year
•Portfolio loans (excluding Paycheck Protection Program (PPP) loans) increased $132.3 million, or 8.2% annualized from the previous quarter, driven by strong consumer loan growth and improved commercial loan production
◦Year-to-date loan growth (excluding PPP loans) was $298.1 million, or 6.3% annualized
◦Average loans (excluding PPP loans) increased $196.7 million, or 12.4% annualized, from the previous quarter
•Total PPP loans decreased $140.3 million from the previous quarter resulting in a total PPP loan balance at September 30, 2021 of $152.1 million
•Net interest income (FTE) of $70.9 million increased $2.4 million from the previous quarter due primarily to a $196.7 million increase in average loans (excluding PPP loans)
•Noninterest income of $27.2 million (excluding net security gains) increased $1.2 million from the previous quarter and increased $0.5 million from the third quarter of 2020
•Noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses) of $55.0 million increased $3.7 million from the previous quarter and increased $2.6 million from the third quarter of 2020
•Average deposits increased $41.8 million, or 2.1% annualized compared to the prior quarter, despite $41.4 million in intentional time deposit runoff
◦End of period deposits grew $51.5 million, or 2.6% annualized, from the previous quarter
◦Average noninterest-bearing deposits grew $42.4 million, or 6.5% annualized, compared to the prior quarter
•Tangible book value per share grew 7.8% annualized compared to the prior quarter and 7.6% year-over-year
•First Commonwealth Bank (the Bank) has been recognized for the third consecutive year by Forbes as one of the World’s Best Banks for 2021
•The Bank was recently named the #1 Small Business Association (SBA) lender in the SBA’s designated Pittsburgh District for the fiscal year ending September 30, 2021
Profitability
•Core return on average assets (ROAA) improved 17 basis points to 1.43% compared to the previous quarter and increased 42 basis points compared to the third quarter of 2020
•Core pre-tax pre-provision ROA(1) for the quarter ended September 30, 2021 was 1.79% as compared to 1.82% in the prior quarter and 1.73% in the third quarter of 2020

•The net interest margin of 3.23% increased six basis points compared to the prior quarter and increased 12 basis points as compared to third quarter of 2020
•The core efficiency ratio(1) of 55.27% increased 206 basis points from the previous quarter
Strong capital position
•Bank-level Tier 1 Capital ratio of 11.9%, which represents $278.4 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 997,517 shares at a weighted average price of $13.35 were purchased during the third quarter of 2021 under the company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $10.3 million as of September 30, 2021
•On October 26, 2021, the Board of Directors authorized an additional $25 million share repurchase program
Asset quality
•The provision for credit losses was $0.3 million, a decrease of $5.1 million compared to the previous quarter and a decrease of $10.9 million from the third quarter of 2020
•The allowance for credit losses as a percentage of end-of-period loans (excluding PPP loans) was 1.43% compared to 1.50% in the previous quarter
•Total criticized loans decreased $52.0 million from the previous quarter
◦Total nonperforming assets decreased $14.6 million from the previous quarter
•Net charge-offs on loans totaled $2.3 million, a decrease of $1.7 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (excluding PPP loans, annualized) was 0.14% in the third quarter of 2021 as compared to 0.25% in the previous quarter
“Our third quarter results reflect good momentum in our fundamental performance. Excluding PPP forgiveness, loans grew at an 8.2% annualized rate and was broad-based across nearly all of our consumer and commercial categories,” stated T. Michael Price, President and Chief Executive Officer. “Our quarterly results were also supported by diversified revenue sources with strong contributions coming from mortgage banking, SBA lending, wealth management and insurance revenues. Our SBA team has produced a particularly strong year, climbing to the #1 ranking in the SBA’s Pittsburgh District.” Price continued, “I am genuinely excited about the progress we have made with our traditional lending engines as well as our investments and progress on the digital front. I believe these efforts, along with our new investment into equipment finance, have positioned First Commonwealth to continue to be a leading financial services company for the businesses and communities we serve.”
Earnings
Net income for the third quarter of 2021 was $34.1 million, or $0.36 per share, compared to $29.6 million, or $0.31 per share in the second quarter of 2021 and $19.2 million, or $0.20 per share for the third quarter of 2020.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $70.9 million increased $2.4 million from the previous quarter and increased $4.1 million from the prior year quarter. The increase from the previous quarter was primarily due to a $196.7 million increase in average loans (excluding PPP loans) and a $1.2 million increase in fees on PPP loans, partially offset by a $204.7 million decrease in PPP loans. Interest and fee income recognized on PPP loans totaled $5.7 million in the third quarter of 2021 as compared to $5.5 million in the prior quarter.

The net interest margin for the third quarter of 2021 was 3.23%, an increase of six basis points from the previous quarter and an increase of 12 basis points from the third quarter of 2020. The increase from the previous quarter was due primarily to the recognition of fees on PPP loans and a two basis point decrease in the cost of funds.
Total average deposits grew $41.8 million in the third quarter of 2021 as compared to the previous quarter. Average noninterest bearing deposits grew $42.4 million and offset a $41.4 million decrease in average time deposits.
Total end-of-period deposits grew $51.5 million from the previous quarter.
Asset Quality
The Company adopted CECL on December 31, 2020, effective January 1, 2020.
Provision expense in the third quarter of 2021 totaled $0.3 million as compared to $5.4 million in the previous quarter. The provision expense during the quarter reflected a $2.4 million decrease in qualitative reserves due to improved economic forecasts and a $2.0 million decrease in specific reserves, partially offset by a $1.4 million increase in reserves for strong end-of-period loan growth and a $0.9 million expense for unfunded commitment reserves.
At September 30, 2021, nonperforming loans totaled $38.1 million, a decrease of $14.7 million from the previous quarter and a decrease of $11.6 million from the third quarter of 2020. Nonperforming loans represented 0.58% of total loans (excluding PPP loans) as compared to 0.82% and 0.78% for the periods ended June 30, 2021 and September 30, 2020, respectively. Subsequent to September 30, 2021, a $6.9 million nonperforming loan (equal to 0.10% of total loans) was sold at par.
At September 30, 2021, criticized loans totaled $198.5 million, a decrease of $52.0 million from the previous quarter.
During the third quarter of 2021, net charge-offs were $2.3 million as compared to $3.9 million in the previous quarter and $4.3 million in the third quarter of 2020. Net charge-offs in the second quarter of 2021 were negatively impacted by a $3.6 million charge-off related to an individual commercial borrower.
Net charge-offs as a percentage of average loans (excluding PPP, annualized) were 0.14%, 0.25% and 0.27% for the periods ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $27.2 million for the third quarter of 2021, as compared to $26.1 million for the second quarter of 2021 and $26.7 million for the third quarter of 2020.
The $1.1 million increase from the previous quarter was primarily due to a $0.7 million increase in gain on sale of SBA loans, a $0.5 million increase in service charges on deposit accounts, a $0.4 million increase in gain on sale of mortgage loans and a $0.4 million increase in Trust revenue due primarily to annual tax preparation fees. These increases were partially offset by $0.9 million decrease in swap fee income and a $0.4 million decrease in card-related interchange income.
Noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses) totaled $55.0 million for the third quarter of 2021, as compared to $51.3 million for the second quarter of 2021 and $52.4 million for the third quarter of 2020. The $3.7 million increase from the previous quarter was primarily the result of a $2.7 million increase in salaries and employee benefits driven by a $1.2 million increase in incentives due to improved financial performance, a $0.5 million increase in salaries due in part to the company’s previously announced entry into the equipment finance business, $0.5 million reduction in deferred FAS-91 expenses and a $0.4 million increase in hospitalization expense. The increase in the quarter was also impacted by a $0.4 million increase in FDIC insurance expense.

The core efficiency ratio was 55.27% during the third quarter of 2021 as compared to 53.21% in the previous quarter and 54.31% in the third quarter of 2020.
Full time equivalent staff was 1,409 at September 30, 2021, 1,392 at June 30, 2021, and 1,399 at September 30, 2020. The increase from the previous quarter was partially the result of new hires related to the company’s previously announced entry into the equipment finance business.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.115 per share, which represents a 4.5% increase from the third quarter of 2020. The cash dividend is payable on November 19, 2021 to shareholders of record as of November 5, 2021. This dividend represents a 3.2% projected annual yield utilizing the October 25, 2021 closing market price of $14.54.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2021 were 15.0%, 12.4%, 9.6% and 11.5%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter of 2021 on Wednesday, October 27, 2021 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-660-6510 conference ID # 7758595 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 7758595. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 119 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
SUMMARY RESULTS OF OPERATIONS
Net interest income	$70,645	$68,199	$66,369	$208,287	$200,779
Provision for credit losses	330	5,413	11,212	1,353	49,038
Noninterest income	27,245	26,086	26,769	80,686	67,854
Noninterest expense	55,027	51,542	58,247	158,429	161,274
Net income	34,092	29,619	19,186	103,481	47,764
Core net income (5)	34,131	29,777	23,889	103,764	52,795
Earnings per common share (diluted)	$0.36	$0.31	$0.20	$1.08	$0.49
Core earnings per common share (diluted) (6)	$0.36	$0.31	$0.24	$1.08	$0.54
KEY FINANCIAL RATIOS
Return on average assets	1.42%	1.26%	0.81%	1.48%	0.71%
Core return on average assets (7)	1.43%	1.26%	1.01%	1.48%	0.79%
Return on average assets, pre-provision, pre-tax	1.79%	1.81%	1.48%	1.86%	1.61%
Core return on average assets, pre-provision, pre-tax	1.79%	1.82%	1.73%	1.87%	1.70%
Return on average shareholders' equity	12.14%	10.82%	7.01%	12.62%	5.92%
Return on average tangible common equity (8)	17.28%	15.54%	10.29%	18.08%	8.80%
Core return on average tangible common equity (9)	17.30%	15.62%	12.72%	18.13%	9.69%
Core efficiency ratio (2)(10)	55.27%	53.21%	54.31%	53.90%	56.37%
Net interest margin (FTE) (1)	3.23%	3.17%	3.11%	3.27%	3.34%

Book value per common share	$11.69	$11.50	$11.07
Tangible book value per common share (11)	8.38	8.22	7.79
Market value per common share	13.63	14.07	7.74
Cash dividends declared per common share	0.115	0.115	0.110	0.340	0.330
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.56%	0.78%	0.71%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.58%	0.82%	0.78%
Nonperforming assets as a percent of total assets (3)	0.41%	0.57%	0.55%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.42%	0.59%	0.59%
Net charge-offs as a percent of average loans (annualized) (4)	0.13%	0.23%	0.25%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	0.14%	0.25%	0.27%
Allowance for credit losses as a percent of nonperforming loans (4)	247.30%	183.81%	177.58%
Allowance for credit losses as a percent of end-of-period loans (4)	1.40%	1.44%	1.27%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.43%	1.50%	1.38%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.7%	11.8%	11.5%
Tangible common equity as a percent of tangible assets (12)	8.7%	8.7%	8.4%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	8.9%	9.0%	9.0%
Leverage Ratio	9.6%	9.6%	8.9%
Risk Based Capital - Tier I	12.4%	12.6%	11.8%
Risk Based Capital - Total	15.0%	15.2%	14.4%
Common Equity - Tier I	11.5%	11.6%	10.7%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
INCOME STATEMENT
Interest income	$74,196	$72,051	$73,593	$220,308	$227,903
Interest expense	3,551	3,852	7,224	12,021	27,124
Net Interest Income	70,645	68,199	66,369	208,287	200,779
Provision for credit losses	330	5,413	11,212	1,353	49,038
Net Interest Income after Provision for Credit Losses	70,315	62,786	55,157	206,934	151,741
Net securities gains	—	10	20	16	47
Trust income	3,118	2,706	2,554	8,340	6,774
Service charges on deposit accounts	4,770	4,310	4,035	13,127	12,066
Insurance and retail brokerage commissions	2,218	1,978	2,156	6,368	5,982
Income from bank owned life insurance	1,486	1,509	1,547	4,946	4,963
Gain on sale of mortgage loans	3,485	3,084	6,437	11,615	13,226
Gain on sale of other loans and assets	2,480	2,111	1,871	6,281	3,151
Card-related interchange income	7,052	7,406	6,441	20,885	17,589
Derivative mark-to-market	218	(277)	(160)	1,371	(2,122)
Swap fee income	317	1,252	41	1,715	864
Other income	2,101	1,997	1,827	6,022	5,314
Total Noninterest Income	27,245	26,086	26,769	80,686	67,854
Salaries and employee benefits	31,066	28,347	28,823	88,084	87,573
Net occupancy	3,960	3,881	4,609	12,614	13,979
Furniture and equipment	4,052	3,866	4,033	11,866	11,468
Data processing	3,196	3,192	2,741	9,440	7,804
Pennsylvania shares tax	1,257	1,258	1,254	3,347	3,246
Advertising and promotion	1,150	1,355	1,115	3,829	3,800
Intangible amortization	868	863	939	2,597	2,792
Other professional fees and services	1,308	1,091	937	3,150	2,755
FDIC insurance	830	438	876	1,964	1,637
Litigation and operational losses	589	556	329	1,624	1,038
Loss on sale or write-down of assets	171	43	63	223	416
COVID-19 related	50	232	125	357	567
Voluntary early retirement	—	—	3,304	—	3,304
Branch consolidation	—	(22)	2,544	18	2,544
Other operating expenses	6,530	6,442	6,555	19,316	18,351
Total Noninterest Expense	55,027	51,542	58,247	158,429	161,274
Income before Income Taxes	42,533	37,330	23,679	129,191	58,321
Income tax provision	8,441	7,711	4,493	25,710	10,557
Net Income	$34,092	$29,619	$19,186	$103,481	$47,764

Shares Outstanding at End of Period	95,209,685	96,201,628	96,924,781	95,209,685	96,924,781
Average Shares Outstanding Assuming Dilution	95,892,304	96,282,425	98,160,143	96,130,602	98,224,506

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2021	2021	2020
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$94,579	$89,505	$97,060
Interest-bearing bank deposits	240,095	194,948	283,037
Securities available for sale, at fair value	1,137,675	1,102,057	921,202
Securities held to maturity, at amortized cost	548,057	554,225	268,638
Loans held for sale	19,925	19,530	37,998

Loans	6,732,580	6,740,535	6,949,716
Allowance for credit losses	(94,185)	(97,038)	(88,307)
Net loans	6,638,395	6,643,497	6,861,409

Goodwill and other intangibles	315,092	315,497	317,423
Other assets	484,036	483,143	502,599
Total Assets	$9,477,854	$9,402,402	$9,289,366

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,656,229	$2,617,651	$2,301,821

Interest-bearing demand deposits	265,782	269,451	315,806
Savings deposits	4,609,393	4,566,815	4,425,119
Time deposits	405,081	431,102	661,161
Total interest-bearing deposits	5,280,256	5,267,368	5,402,086

Total deposits	7,936,485	7,885,019	7,703,907

Short-term borrowings	117,754	107,372	122,356
Long-term borrowings	182,519	182,767	233,490
Total borrowings	300,273	290,139	355,846

Other liabilities	128,241	120,825	156,782
Shareholders' equity	1,112,855	1,106,419	1,072,831
Total Liabilities and Shareholders' Equity	$9,477,854	$9,402,402	$9,289,366

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2021	Rate	2021	Rate	2020	Rate	2021	Rate	2020	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,538,477	3.75%	$6,341,805	3.80%	$6,402,968	3.97%	$6,391,688	3.82%	$6,343,862	4.25%
PPP Loans	225,262	10.05%	429,917	5.11%	572,434	2.67%	380,551	6.72%	326,957	2.69%
Securities and interest-bearing bank deposits (FTE) (1)	1,937,385	1.43%	1,886,184	1.43%	1,553,252	1.59%	1,786,050	1.46%	1,407,609	1.98%
Total Interest-Earning Assets (FTE) (1)	8,701,124	3.39%	8,657,906	3.35%	8,528,654	3.45%	8,558,289	3.45%	8,078,428	3.79%
Noninterest-earning assets	801,377		793,777		861,311		804,619		846,887
Total Assets	$9,502,501		$9,451,683		$9,389,965		$9,362,908		$8,925,315

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,899,328	0.07%	$4,858,531	0.07%	$4,818,576	0.20%	$4,788,309	0.08%	$4,535,072	0.30%
Time deposits	417,274	0.36%	458,638	0.47%	696,227	1.28%	467,653	0.54%	766,106	1.49%
Short-term borrowings	118,112	0.06%	114,966	0.09%	124,670	0.11%	117,478	0.09%	146,270	0.61%
Long-term borrowings	182,623	4.92%	206,495	4.65%	233,588	4.37%	207,225	4.64%	233,818	4.40%
Total Interest-Bearing Liabilities	5,617,337	0.25%	5,638,630	0.27%	5,873,061	0.49%	5,580,665	0.29%	5,681,266	0.64%
Noninterest-bearing deposits	2,647,089		2,604,695		2,281,200		2,556,078		2,030,364
Other liabilities	124,286		110,264		147,603		129,883		136,655
Shareholders' equity	1,113,789		1,098,094		1,088,101		1,096,282		1,077,030
Total Noninterest-Bearing Funding Sources	3,885,164		3,813,053		3,516,904		3,782,243		3,244,049
Total Liabilities and Shareholders' Equity	$9,502,501		$9,451,683		$9,389,965		$9,362,908		$8,925,315

Net Interest Margin (FTE) (annualized)(1)		3.23%		3.17%		3.11%		3.27%		3.34%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2021	2021	2020
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,072,489	$1,081,822	$1,163,268
Paycheck Protection Program	152,102	292,355	573,468
Commercial real estate	2,231,890	2,205,758	2,215,311
Real estate construction	318,120	317,496	366,936
Total Commercial	3,774,601	3,897,431	4,318,983

Consumer Loan Portfolio:
Closed-end mortgages	1,311,052	1,259,798	1,154,366
Home equity lines of credit	564,323	568,985	589,654
Real estate construction	105,896	97,320	86,053
Total Real Estate - Consumer	1,981,271	1,926,103	1,830,073

Auto loans	886,367	829,150	692,475
Direct installment	32,509	28,805	40,081
Personal lines of credit	52,667	53,720	62,155
Student loans	5,165	5,326	5,949
Total Other Consumer	976,708	917,001	800,660
Total Consumer Portfolio	2,957,979	2,843,104	2,630,733
Total Portfolio Loans	6,732,580	6,740,535	6,949,716
Loans held for sale	19,925	19,530	37,998
Total Loans	$6,752,505	$6,760,065	$6,987,714

	September 30,	June 30,	September 30,
	2021	2021	2020
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$14,466	$22,219	$38,139
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	16,210	23,981	4,511
Troubled debt restructured loans on accrual basis	7,410	6,593	7,078
Total Nonperforming Loans	$38,086	$52,793	$49,728
Other real estate owned ("OREO")	502	394	1,079
Repossessions ("Repos")	453	440	685
Total Nonperforming Assets	$39,041	$53,627	$51,492
Loans past due in excess of 90 days and still accruing	1,135	903	1,249
Classified loans	58,780	55,957	80,190
Criticized loans	195,791	250,427	188,957

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.58%	0.80%	0.74%
Allowance for credit losses	$94,185	$97,038	$88,307

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,960	$3,784	$3,338	$6,223	$4,977
Real estate construction	—	(135)	—	(135)	(26)
Commercial real estate	12	6	(110)	1,529	2,263
Residential real estate	(87)	(160)	117	(179)	621
Loans to individuals	392	432	1,001	2,036	4,533
Net Charge-offs	$2,277	$3,927	$4,346	$9,474	$12,368

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.13%	0.23%	0.25%	0.19%	0.25%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.14%	0.25%	0.27%	0.20%	0.26%
Provision for credit losses as a percentage of net charge-offs	14.49%	137.84%	257.98%	14.28%	396.49%
Provision for credit losses	$330	$5,413	$11,212	$1,353	$49,038

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Interest income	$74,196	$72,051	$73,593	$220,308	$227,903
Adjustment to fully taxable equivalent basis (1)	235	290	373	834	1,129
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	74,431	72,341	73,966	221,142	229,032
Interest expense	3,551	3,852	7,224	12,021	27,124
Net interest income, (FTE) (1)	$70,880	$68,489	$66,742	$209,121	$201,908

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Net Income	$34,092	$29,619	$19,186	$103,481	$47,764
Intangible amortization	868	863	939	2,597	2,792
Tax benefit of amortization of intangibles	(182)	(181)	(197)	(545)	(586)
Net Income, adjusted for tax affected amortization of intangibles	$34,778	$30,301	$19,928	$105,533	$49,970

Average Tangible Equity:
Total shareholders' equity	$1,113,789	$1,098,094	$1,088,101	$1,096,282	$1,077,030
Less: intangible assets	315,303	315,776	317,702	315,835	318,483
Tangible Equity	798,486	782,318	770,399	780,447	758,547
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$798,486	$782,318	$770,399	$780,447	$758,547

(8)Return on Average Tangible Common Equity	17.28%	15.54%	10.29%	18.08%	8.80%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Core Net Income:
Total Net Income	$34,092	$29,619	$19,186	$103,481	$47,764
Net securities gains	—	(10)	(20)	(16)	(47)
Tax benefit of net securities gains	—	2	4	3	10
COVID-19 related	50	232	125	357	567
Tax benefit of COVID 19 related	(11)	(49)	(26)	(75)	(119)
Early retirement related	—	—	3,304	—	3,304
Tax benefit of early retirement related expenses	—	—	(694)	—	(694)
Branch consolidation related	—	(22)	2,544	18	2,544
Tax benefit of bank consolidation related expenses	—	5	(534)	(4)	(534)
(5) Core net income	$34,131	$29,777	$23,889	$103,764	$52,795
Average Shares Outstanding Assuming Dilution	95,892,304	96,282,425	98,160,143	96,130,602	98,224,506
(6) Core Earnings per common share (diluted)	$0.36	$0.31	$0.24	$1.08	$0.54

Intangible amortization	868	863	939	2,597	2,792
Tax benefit of amortization of intangibles	(182)	(181)	(197)	(545)	(586)
Core Net Income, adjusted for tax affected amortization of intangibles	$34,817	$30,459	$24,631	$105,816	$55,001

(9) Core Return on Average Tangible Common Equity	17.30%	15.62%	12.72%	18.13%	9.69%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Core Return on Average Assets:
Total Net Income	$34,092	$29,619	$19,186	$103,481	$47,764
Total Average Assets	9,502,501	9,451,683	9,389,965	9,362,908	8,925,315
Return on Average Assets	1.42%	1.26%	0.81%	1.48%	0.71%

Core Net Income (5)	$34,131	$29,777	$23,889	$103,764	$52,795
Total Average Assets	9,502,501	9,451,683	9,389,965	9,362,908	8,925,315
(7) Core Return on Average Assets	1.43%	1.26%	1.01%	1.48%	0.79%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Core Efficiency Ratio:
Total Noninterest Expense	$55,027	$51,542	$58,247	$158,429	$161,274
Adjustments to Noninterest Expense:
Unfunded commitment reserve	—	—	471	—	(1,181)
Intangible amortization	868	863	939	2,597	2,792
COVID-19 related	50	232	125	357	567
Early retirement related	—	—	3,304	—	3,304
Branch consolidation related	—	(22)	2,544	18	2,544
Noninterest Expense - Core	$54,109	$50,469	$50,864	$155,457	$153,248

Net interest income, (FTE)	$70,880	$68,489	$66,742	$209,121	$201,908
Total noninterest income	27,245	26,086	26,769	80,686	67,854
Net securities gains	—	(10)	(20)	(16)	(47)
Total Revenue	98,125	94,565	93,491	289,791	269,715

Adjustments to Revenue:
Derivative mark-to-market	218	(277)	(160)	1,371	(2,122)
Total Revenue - Core	$97,907	$94,842	$93,651	$288,420	$271,837

(10)Core Efficiency Ratio	55.27%	53.21%	54.31%	53.90%	56.37%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	September 30,	June 30,	September 30,
	2021	2021	2020
Tangible Equity:
Total shareholders' equity	$1,112,855	$1,106,419	$1,072,831
Less: intangible assets	315,092	315,497	317,423
Tangible Equity	797,763	790,922	755,408
Less: preferred stock	—	—	—
Tangible Common Equity	$797,763	$790,922	$755,408

Tangible Assets:
Total assets	$9,477,854	$9,402,402	$9,289,366
Less: intangible assets	315,092	315,497	317,423
Tangible Assets	$9,162,762	$9,086,905	$8,971,943
Less: PPP loans	152,102	292,355	573,468
Tangible Assets, excluding PPP loans	$9,010,660	$8,794,550	$8,398,475

(12)Tangible Common Equity as a percentage of Tangible Assets	8.71%	8.70%	8.42%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.85%	8.99%	8.99%

Shares Outstanding at End of Period	95,209,685	96,201,628	96,924,781
(11)Tangible Book Value Per Common Share	$8.38	$8.22	$7.79

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Pre-tax pre-provision income:
Net interest income	$70,645	$68,199	$66,369	$208,287	$200,779
Noninterest income	27,245	26,086	26,769	80,686	67,854
Noninterest expense	55,027	51,542	58,247	158,429	161,274
Pre-tax pre-provision income	$42,863	$42,743	$34,891	$130,544	$107,359

Net securities gains	$—	($10)	($20)	($16)	($47)
COVID-19 related	50	232	125	357	567
Voluntary early retirement	—	—	3,304	—	3,304
Branch consolidation	—	(22)	2,544	18	2,544
Core pre-tax pre-provision income	$42,913	$42,943	$40,844	$130,903	$113,727

Net charge-offs	$2,277	$3,927	$4,346	$9,474	$12,368